P22000023792

Florida Department of State
Division of Corporations
Electronic Filing Cover Sheet

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(((H25000080136 3)))

H250000801363ABCZ

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2025 MAR -3 AM 9:07 FILED

To:
Division of Corporations
Fax Number : (850)617-6380

From:
Account Name : COMPUTERSHARE
Account Number : 110432003053
Phone : (561)694-8107
Fax Number : (561)214-8442

2025 MAR -3 PM 2:51

Enter the email address for this business entity to be used for future annual report mailings. Enter only one email address please.

Email Address: ____________________

REGISTERED AGENT CHANGE

HALLMARK VENTURE GROUP, INC

Certificate of Status	0
Certified Copy	0
Page Count	02
Estimated Charge	$35.00

A. RAMSEY
MAR 4 2025

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STATEMENT OF CHANGE OF REGISTERED OFFICE OR REGISTERED AGENT OR BOTH FOR CORPORATIONS

Pursuant to the provisions of sections 607.0502, 617.0502, 607.1508, or 617.1508, Florida Statutes, this statement of change is submitted for a corporation organized under the laws of the State of Florida *in order to change its registered office or registered agent, or both, in the State of Florida.*

1. The name of the corporation: Hallmark Venture Group, Inc.
2. The principal office address: 5112 WEST TAFT ROAD, SUITE M
   LIVERPOOL, NY 13088
3. The mailing address (if different):
4. Date of incorporation/qualification: 03/03/2006 Document number: P22000023792
5. The name and street address of the current registered agent and registered office on file with the Florida Department of State: (If resigned, enter resigned)

   NRAI SERVICES, INC.
   1200 SOUTH PINE ISLAND ROAD
   PLANTATION, FL 33324

2025 MAR -3 AM 9:07

FILED

6. The name and street address of the new registered agent (if changed) and /or registered office (if changed):

   Corporate Creations Network Inc.
   801 US Highway 1
   P.O. Box NOT acceptable
   North Palm Beach, FL 33408

The street address of its registered office and the street address of the business office of its registered agent, as changed will be identical.

Such change was authorized by resolution duly adopted by its board of directors or by an officer so authorized by the board, or the corporation has been notified in writing of the change.

Niyya Rice
Signature of an officer or director

Niyya Rice, Attorney-in-Fact
Printed or typed name and title

I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relative to the proper and complete performance of my duties, and I am familiar with and accept the obligation of my position as registered agent. Or, if this document is being filed merely to reflect a change in the registered office address, I hereby confirm that the corporation has been notified in writing of this change.

Niyya Rice
Signature of Registered Agent

03/03/2025
Date

If signing on behalf of an entity:

Niyya Rice, Special Secretary
Typed or Printed Name

*** * * FILING FEE: $35.00 * * ***

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MAIL TO: DIVISION OF CORPORATIONS, P.O. BOX 6327, TALLAHASSEE, FL 32314